As Filed with the Securities and Exchange Commission on October 18, 2005
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-1069060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1260 Red Fox Road, Arden Hills, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Non-Employee Directors’ Stock Option Plan
(Full title of the Plan)

William J. Kullback, Chief Financial Officer
IntriCon Corporation
1260 Red Fox Road, Arden Hills, MN 55112
(Name and address of agent for service)

(651) 636-9770
(Telephone number, including area code, of agent for service)

Copy to:

Francis E. Dehel
Blank Rome LLP
One Logan Square, 18th & Cherry Streets
Philadelphia, PA 19103
Telephone: (215) 569-5500
Facsimile: (215) 832-5532

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $1.00 per share	12,500	$5.77	$ 72,125	$8.49
	12,500	2.06	25,750	3.03
	20,000	2.05	41,000	4.83
	100,000	2.93	293,000	34.49
	30,000	5.55	166,500	19.60
Total	175,000		$598,375	$70.44

(1)	Represents shares issuable under the registrant’s Non-Employee Directors’ Stock Option Plan (“Plan”) as a result of an amendment to the Plan in 2001 (the “Amendment”).

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based upon, (i) as to the 162,500 shares of the registrant’s common stock that may be issued upon the exercise of options previously granted pursuant to the Amendment, upon the exercise prices of such options and (ii) as to the 12,500 shares of the registrant’s common stock that may be issued upon exercise of options available for future grant under the Amendment, upon the average of the high and low prices of the registrant’s common stock as reported on the American Stock Exchange on October 17, 2005.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes such indeterminate number of shares of Common Stock as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

        Pursuant to General Instruction E of Form S-8, the registrant hereby makes the following statement:

        This Registration Statement on Form S-8 is being filed by the registrant to register an additional 175,000 shares of its common stock which are issuable upon the exercise of options available for grant under the Plan, pursuant to the Amendment. These 175,000 shares are in addition to the 75,000 shares of the registrant’s common stock which were previously registered pursuant to the registrant’s Registration Statement on Form S-8 (Commission File No. 333-66433) filed with the Securities and Exchange Commission (the “SEC”) on October 30, 1998 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Blank Rome LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 18, 2005.

INTRICON CORPORATION

By:	/s/ William J. Kullback

William J. Kullback
Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark S. Gorder and William J. Kullback, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Michael J. McKenna	Chairman of the Board	October 18, 2005
Michael J. McKenna

/s/ Nicholas A. Giordano	Director	October 18, 2005
Nicholas A. Giordano

/s/ Robert N. Masucci	Director	October 18, 2005
Robert N. Masucci

/s/ Mark S. Gorder Mark S. Gorder	Chief Executive Officer (Principal Executive Officer) and Director	October 18, 2005

/s/ William J. Kullback William J. Kullback	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	October 18, 2005

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Blank Rome LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).